UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021 (May 25, 2021)

PDL Community Bancorp

(Exact name of Registrant as Specified in Its Charter)

Federal	001-38224	82-2857928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

PDL Community Bancorp (NASDAQ: PDLB), the holding company for Ponce Bank and Mortgage World Bankers, Inc. held its annual shareholder meeting on May 25, 2021. The business conducted at the annual meeting consisted of the election of two directors and the ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2021. The following is a summary of the voting results for each matter presented to the stockholders:

(a)	Proposal I – Election of Directors
			Broker
	For	Withheld	Non-Vote
James C. Demetriou	13,191,753	1,719,151	791,558
Nick R. Lugo	13,051,485	1,895,420	791,558

With respect to the foregoing Proposal I, each nominee was elected to the Board of Directors of PDL Community Bancorp.

(b)  Proposal II – Ratification of the appointment of Mazars USA LLP as PDL Community Bancorp’s independent registered public accounting firm for the year ending December 31, 2021.

For	Against	Abstain
15,709,128	23,239	1,961

There were no broker non-votes.

The foregoing Proposal II was approved.

Item 8.01	Other Events.

Remarks of Carlos P. Naudon, President and CEO of PDL Community Bancorp, delivered at the annual meeting of stockholders, held on May 25, 2021.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Copy of the remarks of Carlos P. Naudon, President and CEO of PDL Community Bancorp, delivered at the annual meeting of stockholders, held on May 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDL Community Bancorp

Date: May 26, 2021	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President Chief Executive Officer